Exhibit 23(j)


                          Independent Auditors' Consent

The Board of Trustees
Oppenheimer International Growth Fund:

We consent to the use of our report dated December 20, 1999, included in the Registration Statement of Form N-1A of Oppenheimer International Growth Fund and to the references to our firm under the headings "Financial Highlights" appearing in the Prospectus which is also a part of such Registration Statement, and "Independent Auditors" appearing in the Statement of Additional Information.



/s/ KPMG LLP
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KPMG LLP

Denver, Colorado
March 9, 2000